UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 9, 2014
Date of Report (Date of earliest event reported)
NU SKIN ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)
Delaware	001-12421	87-0565309
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
75 West Center Street Provo, UT 84601
(Address of principal executive offices and zip code)
(801) 345-1000
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 9, 2014 (the "Closing Date"), Nu Skin Enterprises, Inc. ("the Company") entered into a Credit Agreement (the "Credit Agreement") by and among the Company, as Borrower, and Bank of America, N.A., HSBC Bank USA, N.A., Royal Bank of Canada, Fifth Third Bank, KeyBank National Association, Zions First National Bank, and Deutsche Bank AG New York Branch, as Lenders, with Bank of America, N.A. serving as Administrative Agent. The Credit Agreement provides for a $127,500,000 term loan facility, a ¥6,593,406,594 term loan facility and a $187,500,000 revolving credit facility, each with a term of five years.  The term loan facilities were drawn in full on October 10, 2014, and $112,500,000 of the revolving credit facility was also drawn on October 10, 2014. The proceeds of the credit facilities are permitted to be used for working capital, capital expenditures and other lawful general corporate purposes of the Company.

The revolving credit facility includes a subfacility for swingline loans of up to $10 million, and up to $10 million of the revolving credit facility is available for the issuance of letters of credit. The term loan facilities will amortize in quarterly installments in amounts resulting in an annual amortization of 5.0% during the first year, 7.5% during the second year, 10.0% during the third year, 12.5% during the fourth year and 15.0% during the fifth year after the Closing Date, with the remainder payable at final maturity. The loans under the Credit Agreement bear interest either (i) during any interest period selected by the Company, at the London interbank offered rate with a maturity comparable to such interest period ("LIBOR"), adjusted for statutory reserves, plus an initial spread of 2.75% per annum, subject to adjustment based on the consolidated leverage ratio of the Company, or (ii) at the greatest of (x) the federal funds effective rate plus 0.50%, (y) the prime rate from time to time announced by Bank of America, N.A. and (z) LIBOR for a one-month interest period plus 1.00%, plus an initial spread of 1.75% per annum, subject to adjustment based on the consolidated leverage ratio of the Company. If an event of default occurs under the Credit Agreement, the interest rate on overdue amounts will increase by 2.00% per annum. The obligations under the Credit Agreement are guaranteed by certain material domestic subsidiaries of the Company (collectively with the Company, the "Loan Parties") and are secured by a lien on the capital stock of material subsidiaries of the Loan Parties, pursuant to security and guarantee documents entered into on the Closing Date.

The Credit Agreement requires the Company to maintain a consolidated leverage ratio not exceeding 2.25 to 1.00 and a consolidated interest coverage ratio of no less than 3.00 to 1.00. The Credit Agreement also includes other covenants, including covenants that, subject to certain exceptions, restrict the ability of the Company and its subsidiaries (i) to create, incur, assume or permit to exist any liens, (ii) to incur additional indebtedness, (iii) to make investments and acquisitions, (iv) to enter into mergers, consolidations or similar transactions, (v) to make certain dispositions of assets, (vi) to make dividends, distributions and prepayments of certain indebtedness, (vii) to change the nature of the Company's business, (viii) to enter into certain transactions with affiliates, (ix) to enter into certain burdensome agreements, (x) to make certain amendments to certain agreements and organizational documents and (xi) to make certain accounting changes.

The Credit Agreement provides for the following events of default: (i) non-payment by any of the Loan Parties of any principal when due or any interest or fees within five days of the due date, (ii) the failure by any Loan Party to comply with any covenant or agreement contained in the Credit Agreement or any other loan document, in certain cases subject to notice and lapse of time, (iii) any representation or warranty pursuant to the Credit Agreement or any other loan document is incorrect in any material respect, (iv) a payment default of at least $50 million under other indebtedness of any Loan Party or any subsidiary of the Company that continues beyond any applicable grace period or any other event or condition under such indebtedness occurs that results in, or permits the holder thereof to cause such indebtedness to become immediately due and payable, (v) certain bankruptcy or insolvency events with respect to any Loan Party or any material subsidiary, (vi) any attachment or similar process issued or levied against any material property and not released within 60 days, (vii) one or more undischarged judgments for the payment of money in an aggregate amount in excess of $50 million, (viii) certain events relating to ERISA (Employee Retirement Income Security Act) plans that could reasonably be expected to result in a material adverse effect, (ix) the invalidity of any material lien or guarantee granted under the loan documents and (x) the occurrence of a change of control. If an event of default occurs and is continuing, the Administrative Agent may accelerate the amounts and terminate all commitments outstanding under the Credit Agreement and may exercise remedies in respect of the collateral.

A copy of the Credit Agreement and the Schedules and Exhibits thereto is attached as Exhibit 10.1 to this Current Report on Form 8-K. Reference is made to the Credit Agreement, the text of which is incorporated herein by reference, for its complete terms. The foregoing description of the Credit Agreement is qualified in its entirety by reference to such exhibit.

In addition to the Credit Agreement, Bank of America, N.A. provides other banking services to the Company and, prior to the terminations described in Item 1.02 below, provided two revolving lines of credit to the Company.  The Company engages in swaps and derivatives transactions pursuant to an ISDA agreement with HSBC Bank USA, N.A.

Item 1.02 Termination of a Material Definitive Agreement.

Termination of Existing Credit Agreements and Repayment of Notes

Effective October 10, 2014, in connection with the Company's entrance into the Credit Agreement, the Company terminated the existing credit agreement, dated as of September 5, 2013, by and between the Company, as Borrower, and Bank of America., N.A., and the existing credit agreement, dated as of April 9, 2014, by and between the Company, as Borrower, and Bank of America., N.A., and repaid all amounts outstanding thereunder. Also effective October 10, 2014, the Company repaid to Prudential Investment Management, Inc. and its affiliates all amounts outstanding under (i) its 6.190% notes due July 5, 2016, (ii) its 6.140% notes due January 20, 2017, (iii) its 2.590% notes due September 28, 2017, (iv) its 3.275% notes due January 20, 2017 and (v) its 1.676% notes due May 25, 2022.  The Company also paid to Prudential Investment Management, Inc. a make-whole payment of $7.5 million.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described above in Item 1.01, on October 9, 2014, the Company entered into the Credit Agreement. The information included in Item 1.01 of this Report is incorporated herein by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.
(d)            Exhibit.
10.1	Credit Agreement among the Company, various financial institutions, and Bank of America, N.A. as administrative agent, dated as of October 9, 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NU SKIN ENTERPRISES, INC.
 (Registrant)

/s/ Ritch N. Wood
Ritch N. Wood
 Chief Financial Officer

Date:  October 15, 2014

EXHIBIT INDEX

Exhibit No.                                                                                          Exhibit Description
10.1	Credit Agreement among the Company, various financial institutions, and Bank of America, N.A. as administrative agent, dated as of October 9, 2014.